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                                                                       EXHIBIT 5

                       [Irell & Manella LLP Letterhead]

                               October 30, 1997



Hollywood Park, Inc.
Hollywood Park Operating Company
1050 South Prairie Avenue
Inglewood, California  90301

     Re:  Series B 9-1/2% Senior Subordinated Notes Due 2007
          --------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Hollywood Park, Inc. and Hollywood Park Operating Company (collectively, the "Issuers") in connection with the preparation and filing by the Companies of a Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission on August 27, 1997 under the Securities Act of 1933, as amended (the "Act"), relating to the offer to exchange an aggregate principal amount of up to $125,000,000 of Series A 9-1/2% Senior Subordinated Notes due 2007 (the "Old Notes") for a like principal amount of Series B 9-1/2% Senior Subordinated Notes due 2007 (the "New Notes"). Terms defined in the Registration Statement and not otherwise defined herein are used herein with the meanings as so defined.

     For the purposes of rendering this opinion, we have reviewed the following documents:

     (a)  the Registration Statement;

     (b)  the Indenture;

     (c)  the form of the New Notes; and

     (d)  the form of the Old Notes.
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Hollywood Park, Inc.
Hollywood Park Operating Company
October 30, 1997
Page 2


     As your counsel in connection with this registration, we have examined (in addition to the documents listed above) the proceedings taken and proposed to be taken in connection with the issuance of the New Notes. We have also reviewed such other matters and documents as we have deemed necessary or relevant as a basis for this opinion.

     Based on the foregoing, and on the assumptions herein set forth, and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that:

     Upon completion of the proceedings being taken or which we, as your counsel, contemplate will be taken prior to the issuance of the New Notes (including, without limitation, (a) the due authorization and execution of the New Notes by the Issuers, (b) the authentication thereof by the Trustee and (c) the delivery thereof against receipt of the Old Notes surrendered in exchange therefor), the New Notes issuable upon consummation of the Exchange Offer will be duly authorized and legally issued and will constitute binding obligations of the Issuers, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally (including without limitation preferences, equitable subordination and fraudulent conveyances), and subject, as to the binding nature of such obligations, to general principles of equity, including without limitation principles governing the availability of specific performance, injunctive relief and other equitable remedies and principles of commercial reasonableness, good faith and fair dealing (regardless of whether relief is sought in a proceeding at law or in equity).

     The opinion herein is limited to the laws of the State of California and the Delaware General Corporation Law. In this regard, we note that Section
11.08 of the Indenture provides that the Indenture and the New Notes. Consequently, our opinion as it relates to the binding nature of the New Notes assumes that the laws of the State of California are identical to the corresponding laws of the state of New York in all pertinent aspects, although we have not conducted any investigation with respect to that matter. Furthermore, we render no opinion with respect to said Section 11.08 (and the corresponding provision of the New Notes) or the
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Hollywood Park, Inc.
Hollywood Park Operating Company
October 30, 1997
Page 3

appropriate choice of laws with respect to the Indenture or the New Notes.

     This opinion is rendered solely for your benefit in connection with the transactions described above. This opinion may not be used or relied upon by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent. However, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.


                              Very truly yours,


                              /s/Irell & Manella LLP

                              Irell & Manella LLP